SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Helius Medical Technologies, Inc.

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HELIUS MEDICAL TECHNOLOGIES, INC.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 12, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of HELIUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 12, 2019 at 10:00 a.m. local time at 642 Newtown Yardley Road, Suite 100, Newtown, PA 18940, for the following purposes:

1. To elect the Board's seven nominees for director.

2. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 12, 2019 at 10:00 a.m. local time at 642 Newtown Yardley Road, Suite 100, Newtown, PA 18940.

The proxy statement and annual report to stockholders
are available at www.investorvote.com.

By Order of the Board of Directors

Diane Carman

Secretary

Newtown, Pennsylvania

May 3, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

HELIUS MEDICAL TECHNOLOGIES, INC.

642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

June 12, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Helius Medical Technologies, Inc. (sometimes referred to as the “Company” or “Helius”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 3, 2019 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

The meeting will be held on June 12, 2019 at 10:00 a.m. local time at 642 Newtown Yardley Road, Suite 100, Newtown, PA 18940. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 25,866,211 shares of Class A common stock, which we refer to as our common stock, outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on April 25, 2019, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company of Canada, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below or to complete, sign, date and return a proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 25, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of seven directors (Proposal 1); and
•

Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-732-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 10:00 a.m. Eastern time on June 10, 2019 to be counted.

•

To vote through the internet, go to http://www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 10:00 a.m. Eastern time on June 10, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Helius. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all seven nominees for director and “For” the ratification of selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 4, 2020, to our Corporate Secretary at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.  If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2020 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 13, 2020 and March 14, 2020. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an Annual Meeting of stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition; (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person's written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2018.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and, with respect to the proposal to ratify the selection of the Company’s independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the seven nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

We have adopted a majority voting standard for the election of directors in uncontested elections. Any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” such election shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Board of Directors will determine whether to accept or reject the director’s resignation, and will publicly disclose its decision within 90 days from the date of the certification of the election results.

To be approved, Proposal 2, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as a vote “Against” Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 25.866,211 shares outstanding and entitled to vote. Thus, the holders of 12,933,106 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, and Form 10-K are available at www.investorvote.com.

Proposal 1

Election of Directors

Our Board currently consists of seven directors, all of whom are being nominated for reelection at this Annual Meeting. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to invite its nominees for directors to attend the Annual Meeting. One of the directors attended the 2018 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected.

We have adopted a majority voting standard for the election of directors in uncontested elections. Any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” such election shall promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Board will determine whether to accept or reject the director’s resignation, and will publicly disclose its decision within 90 days from the date of the certification of the election results.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement.

The Company seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that that nominee should continue to serve on the Board. However, each of the members of the Board may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company
Philippe Deschamps	56	Chief Executive Officer and Chairman of the Board
Dane C. Andreeff	53	General Partner, Maple Leaf Partners, LP
Thomas E. Griffin	55	Chief Financial Officer, Avedro, Inc.
Huaizheng Peng	56	General Manager, China Medical System Holdings
Edward M. Straw	80	Managing Director, Osprey Venture Partners
Mitchell E. Tyler	66	Clinical Director, Advanced NeuroRehabilitation LLC
Blane Walter	48	Partner, Talisman Capital Partners

Philippe Deschamps

Mr. Deschamps has served as our Chief Executive Officer, President and a Director since June 2014. Previously, Mr. Deschamps served as the president of Helius Medical, Inc (formerly known as NeuroHabilitation Corporation), our wholly-owned subsidiary, from October 2013 to June 2014. From February 2012 to October 2013, Mr. Deschamps served as chief executive officer of MediMedia Health, a marketing services company, where, among other things, he developed recommendations for the sale of MediMedia Health to its private equity sponsor. Prior to that time, Mr. Deschamps served in various roles at GSW Worldwide, most recently as president and chief executive officer, and Bristol Myers Squibb, including as director of neuroscience marketing. Mr. Deschamps received a BSc. in chemistry from the University of Ottawa in Canada in 1985. Our Board of Directors believes Mr. Deschamps is qualified to serve as a director based upon his role as our principal executive officer and his 30 years of experience in the health sciences industry.

Dane C. Andreeff

Mr. Andreeff has served as a member of our Board of Directors since August 2017. Mr. Andreeff is the general partner and portfolio manager at Maple Leaf Partners, LP, a position he has held since 1996. Mr. Andreeff also serves as a member of the board of directors of TraceSecurity, LLC, HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991. Our Board believes that Mr. Andreeff’s extensive experience in the investment industry and capital markets will make him a valuable member of the Board.

Thomas E. Griffin

Mr. Griffin has served as a member of our Board of Directors since August 2016. Mr. Griffin currently serves as the Chief Financial Officer of Avedro, Inc., a position he has held since April 2017. From May 2016 to January 2017, Mr. Griffin served as vice president of finance at Entellus Medical, Inc. and as chief financial officer from December 2007 to May 2016. Mr. Griffin received a BBA in Accounting from University of Minnesota (Duluth) in 1985 and an MBA from the University of St. Thomas in 1995. Mr. Griffin is a Certified Public Accountant (inactive). Our Board of Directors believes Mr. Griffin is qualified to serve as a director based on his financial expertise in technology-based growth companies.

Huaizheng Peng, Ph.D

Dr. Peng has served as a member of our Board of Directors since December 2015. Dr. Peng is the general manager of China Medical System Holdings, a position he has held since October 2013. Previously, Dr. Peng was a partner at Northland Bancorp, a private equity firm, from January 2010 to November 2012, and head of global life sciences and director of corporate finance of Seymour Pierce, from February 2006 to January 2010. Dr. Peng currently serves as a director of Faron Pharmaceuticals, Navamedica ASA and Destiny Pharma plc. Dr. Peng received a Bachelor’s degree and a Master’s degree in medicine from Hunan Medical College, China, and a Ph.D. in molecular pathology from University College London Medical School. Our Board of Directors believes that Dr. Peng is qualified to serve as a director based on his international medical and investment experience.

Edward M. Straw

Vice Admiral (Retired) Straw has served as a member of our Board of Directors since November 2014. He founded Osprey Venture Partners in 2011, a firm that mentors young entrepreneurs seeking investment capital and assists with business development and serves as the managing director. Previously he was president, global operations of The Estée Lauder Companies from 2000 to 2005, senior vice president global operations of the Compaq Computer Corporation from 1998 to 2000, and president of Ryder Integrated Logistics from 1996 to 1998. Prior to joining the private sector, he had a distinguished 35-year career in the U.S. Navy and retired as a three-star admiral. During his military service, Vice Admiral (Retired) Straw was chief executive officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. He a member of the Defense Science Board, chairman of Odyssey Logistics and currently sits on the boards of The Boston Consulting Federal Group, Academy Securities and Lenitiv Scientific. He is a former board member of Eddie Bauer, MeadWestvaco, Ply Gem Industries and Panther Logistics. Vice Admiral (Retired) Straw received a B.S. from the United States Naval Academy, an MBA from The George Washington University, and is a graduate of the National War College. Our Board of Directors believes that Vice Admiral (Retired) Straw is qualified to serve as a director based on his extensive leadership experience in both the private sector and the U.S. military.

Mitchell E. Tyler

Mr. Tyler has served as a member of our Board of Directors since June 2014. Mr. Tyler is a co-inventor of the PoNS device and is co-owner and clinical director of Advanced NeuroRehabilitation LLC, a position he has held since 2009. Mr. Tyler is a senior lecturer in biomedical engineering at the University of Wisconsin-Madison. From 1998 through 2017 Mr. Tyler also served as the clinical director of the Tactile Communication and NeuroRehabilitation Laboratory. He received his M.S. in

Bioengineering from University of California, Berkeley in 1985 and is currently working on his Ph.D. in Biomedical Engineering at the University of Wisconsin–Madison. Mr. Tyler is a registered professional engineer in Wisconsin. Our Board of Directors believes that Mr. Tyler is qualified to serve as a director based on his extensive knowledge of PoNS treatment and his research and development experience in the medical device industry.

Blane Walter

Mr. Walter has served as a member of our Board of Directors since December 2015. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Commmunications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008 and served in that capacity until leading the sale of the company to Thomas H. Lee Partners in 2010.  Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017. Mr. Walter received a B.S. in marketing and finance from Boston College in 1993. Our Board of Directors believes that Mr. Walter is qualified to serve as director based on his background in the healthcare and pharmaceutical industries.

The Board of Directors Recommends
A Vote in Favor of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

The Board reviews its composition annually, including the determination of the independence of our directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Toronto Stock Exchange (the “TSX”) and The Nasdaq Stock Market (“Nasdaq”), as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the directors nominated for election at the Annual Meeting, other than Messrs. Deschamps and Tyler, are independent under the standards set forth in applicable TSX and Nasdaq listing standards. In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years. The Board determined that the relationships would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors, and that the transactions did not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenue, and therefore did not compromise any director’s independence.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Deschamps.

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and chairman of the Board. It is the Board’s view that rather than having a formal policy, the Board, upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether it is in the best interests of the Company and its stockholders for such offices to be separate or combined. Our Board believes that our compensation system, our division of risk oversight responsibilities, and our Board leadership structure comprise and support the most effective risk management approach.

The Company currently believes that combining the positions of Chief Executive Officer and chairman helps to ensure that the Board and management act with a common purpose and provide a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company currently believes that a combined Chief Executive Officer/chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Deschamps) as compared to a relatively less informed independent chairman.

However, as the Company transitions to a commercial-stage company, the Board believes that the Company may benefit from a restructuring of its leadership structure in the future. Specifically, the Board will consider designating a lead independent director or separating the roles of chairman and chief executive officer, which could create an environment that is more conducive to objective evaluation of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.

Role of the Board in Risk Oversight

The Board plays an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee of the Board is responsible for overseeing the management of financial risks. The Compensation Committee also is responsible for overseeing the management of risks relating to our executive compensation policies and arrangements, and for managing risks relating to our director compensation policies and arrangements and reviewing the independence of the Board and other corporate governance matters.

Meetings of the Board of Directors

The Board of Directors met 25 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2018 for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dane C. Andreeff		X*	X
Thomas E. Griffin	X*	X
Huaizheng Peng			X
Edward M. Straw	X
Blane Walter	X	X	X*
Total meetings in fiscal 2018	5	6	0

*Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Messrs. Griffin and Walter and Vice Admiral (Retired) Straw, with Mr. Griffin serving as chair. The Audit Committee met five times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Board of Directors reviews the Nasdaq and TSX listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent.

The Board of Directors has also determined that Mr. Griffin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Griffin’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm, the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Thomas E. Griffin

Edward M. Straw

Blane Walter

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee was established in March 2018. The Compensation Committee is composed of three directors: Messrs. Andreeff, Griffin and Walter, with Mr. Andreeff serving as chair. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of Nasdaq listing standards and TSX independence rules). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including establishing corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives; reviewing and recommending to the Board for approval the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, the other executive officers and the directors; and administering the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

Compensation Determination: Processes and Procedures

The Compensation Committee will meet at least annually and with greater frequency if necessary and appropriate. The agenda for each meeting will be developed by the Chair of the Compensation Committee, in consultation with legal counsel or other advisers or consultants it deems necessary and appropriate. The Compensation Committee will meet regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Prior to the establishment of a formal compensation committee in March 2018, the non-employee directors of the Board performed the duties of a compensation committee and met at least four times per year, regularly in executive session, to discuss compensation. The non-employee directors invited management and other employees, outside advisors and/or consultants to join its meetings as appropriate to provide advice and background information. The Chief Executive Officer did not participate in, and was not present during, any deliberations or determinations of the non-employee directors regarding his compensation or individual performance objectives.

During the past fiscal year, the Company engaged Compensia Inc. (“Compensia”) as its compensation consultant. As part of its engagement, Compensia was invited to the meetings of the Compensation Committee and was requested to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations.

In fiscal 2019, the Board delegated authority to Mr. Deschamps to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Board.  Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by Mr. Deschamps.

Historically, the non-employee directors and, since its establishment in 2018, the Compensation Committee, have made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer may not be present during these discussions. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Company’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established in March 2018. The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Andreeff, Peng and Walter, with Mr. Walter serving as chair. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards and in the TSX Company Manual). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.heliusmedical.com.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company. Prior to the establishment of a formal nominating and governance committee in March 2018, the Board performed such duties as it did not believe a formal committee was necessary or cost efficient for a company of our size.

Generally, director nominees are identified and suggested by our directors or management using their business networks. The Nominating and Corporate Governance Committee also intends to consider director nominees put forward by stockholders. Our Amended and Restated Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting. Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Board at Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Chairman of the Board. Such nomination must satisfy the notice, information and consent requirements set forth in our Amended and Restated Bylaws and must be received by us prior to the date set forth under “When are stockholder proposals and director nominations due for next year’s Annual Meeting?” included herein. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

The Nominating and Corporate Governance Committee does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board. However, the Nominating and Corporate Governance Committee does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise. The Nominating and Corporate Governance Committee also considers their potential contribution to the overall composition and diversity of the Board.

The Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries (as determined by the Committee) with respect to the backgrounds and qualifications of any potential nominees, without regard to whether a potential nominee has been recommended by our stockholders, and, upon consideration of all relevant factors and circumstances, approves the slate of director nominees to be nominated for election at our annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers potential nominees without regard to gender, race, color, creed, religion, national origin, age, sexual orientation or disability. While the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to diversity, it is committed to promoting Board diversity and intends to emphasize gender diversity. In general, the Company seeks a Board that includes a diversity of perspectives and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

Stockholder Communications With the Board of Directors

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any particular director or the independent directors as a group, to the following address: Helius Medical Technologies, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, Attention: Diane Carman. Stockholders or interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.heliusmedical.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited the Company’s financial statements since January 4, 2017. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain BDO USA, LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the selection of BDO USA, LLP.

Change in Independent Registered Public Accounting Firm

On January 4, 2017, the Audit Committee of the Board of Directors approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2016, in place of BDO Canada LLP.

The report of BDO Canada LLP on the consolidated financial statements of the Company for the two years ended March 31, 2016, dated June 27, 2016 and included in our Annual Report on Form 10-K filed with the SEC on June 28, 2016, states that the Company’s recurring losses from operations and its accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern. Other than the foregoing, BDO Canada LLP’s report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

During the fiscal years ended March 31, 2016 and 2015 and through the date of BDO Canada LLP’s dismissal on January 4, 2017, there were no disagreements between the Company and BDO Canada LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BDO Canada LLP, would have caused BDO Canada LLP to make reference to the subject matter of the disagreements in connection with its reports for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except for the material weakness in (i) the Company’s internal control over financial reporting disclosed in its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2015, filed with the SEC on January 11, 2016, related to the design of controls with respect to the calculation of the fair value of the Company’s share based compensation, and (ii) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 28, 2016, related to the Company’s accounting staff having insufficient technical accounting knowledge relating to accounting for income taxes and complex matters related to accounting principles generally accepted in the United States. The Company has authorized BDO Canada LLP to respond fully and without limitation to all requests of BDO USA, LLP concerning all matters related to the periods audited by BDO Canada LLP, including with respect to the subject matter of these reportable events. BDO Canada LLP’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated January 10, 2017.

During the nine months ended December 31, 2016 and the fiscal year ended March 31, 2016, and any subsequent interim period before the Company’s engagement of BDO USA, LLP, the Company did not consult with BDO USA, LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by BDO USA, LLP, the Company’s principal accountant (amounts in thousands).

	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees (1)	$442	$197
Tax Fees (2)	32	28
Total Fees	$474	$225

(1)

Audit fees included amounts billed for professional services rendered in connection with the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided by our principal accountant in connection with statutory and regulatory filings as well as professional services rendered in connection with the Company’s public offerings, including reviewing registration statements and prospectuses and preparing comfort letters.

(2)	Tax fees included amounts billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and tax compliance.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit services and permitted non-audit and tax services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee must pre-approve all services provided by the independent registered public accounting firm.

The Audit Committee has determined that the rendering of services other than audit services by BDO USA, LLP is compatible with maintaining the principal accountant’s independence.

The Board of Directors Recommends
A Vote In Favor of Proposal 2.

Executive Officers

Our executive officers, and their respective ages as of May 1, 2019, are as follows:

Name	Age	Position
Philippe Deschamps	56	President, Chief Executive Officer and Director
Joyce LaViscount	57	Chief Financial Officer and Chief Operating Officer
Jennifer Laux	52	Chief Commercialization Officer
Jonathan Sackier	61	Chief Medical Officer

The biography of Mr. Deschamps is set forth in “Proposal 1: Election of Directors” above.

Joyce LaViscount

Ms. LaViscount has served as our Chief Financial Officer and Chief Operating Officer since October 2015, and she previously served as a member of our Board of Directors from March 2015 to December 2015. Prior to joining Helius, Ms. LaViscount served as chief operating officer and chief financial officer of MM Health Solutions, formerly MediMedia Health, from July 2012 to August 2015. Ms. LaViscount concurrently served as the chief financial officer of MediMedia Pharmaceutical Solutions from January 2014 to February 2015. Previously, Ms. LaViscount served as executive director/group controller North America of Aptalis Pharmaceuticals from February 2011 to July 2012. Ms. LaViscount is a Certified Public Accountant. She received a B.A. in business with a concentration in accounting from Franklin and Marshall College in 1984.

Jennifer Laux

Ms. Laux has served as our Chief Commercialization Officer since July 2018. Prior to joining Helius, Ms. Laux served as vice-president, commercial for Inovio Pharmaceuticals from Sept 2014 to July 2018 and as a consultant leading commercial and strategic planning at Inovio from June 2013 to August 2014. Previously, Ms. Laux was vice president of Cardiovascular Marketing at Boehringer Ingelheim and served 17 years at Merck & Company, Inc in commercial, marketing, and sales roles of increasing responsibility. Ms. Laux earned a B.A. in International Studies and English from Georgetown University in 1988 and an M.B.A. and M.A. in Marketing and International Studies from the Wharton School and Lauder H. Institute at the University of Pennsylvania in 1995.

Jonathan Sackier

Dr. Sackier has served as our Chief Medical Officer since December 2014. He has also served as a visiting professor of surgery at the Nuffield Department of Surgical Sciences at Oxford University since 2014. From 2005 to 2014, Dr. Sackier was a visiting professor of Surgery at the University of Virginia and prior to that served as a clinical professor at The George Washington University. Dr. Sackier has served as a director of Kypha, Inc. since July 2014, Clinvue LLC since July 2010, Brandon Medical since May 2013 and SoundPipe Therapeutics since September 2013. He previously served as a director of HemoShear Therapeutics, LLC from 2008 to 2015. He is a trustee of First Star and previously chaired The Larry King Cardiac Foundation Board of Governors. A keen pilot, Jonathan advises the Aircraft Owners & Pilots Association on medical issues germane to pilots and authors the “Fly Well” column in the association’s Pilot magazine.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 15, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of warrants and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 15, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants or options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D and Schedule 13G and Section 16 filings, if any, with the SEC.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Helius Medical Technology, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares of Common Stock	Percent of Total
Montel Williams Enterprises. Inc. 1395 Brickell Avenue, Suite 800, Miami, FL33131 (2)	1,381,434	5.3%
A&B (HK) Company Limited Unit A, 11th Floor, Chung Pont Commercial Building, 300 Hennessy Road, Wanchai, Hong Kong, P.R.C. (3)	2,699,828	10.4
Philippe Deschamps (4)	1,444,145	5.4
Joyce LaViscount (5)	398,365	1.5
Jennifer Laux	-	-
Thomas E. Griffin (6)	49,841	*
Huaizheng Peng (7)	45,088	*
Edward M. Straw (8)	62,703	*
Mitchell E. Tyler (9)	928,751	3.6
Blane Walter (10)	214,225	*
Dane C. Andreeff (11)	743,137	2.9
All executive officers and directors as a group (10 persons) (12)	4,846,427	17.4

* Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,858,393 shares outstanding on April 15, 2019, adjusted as required by rules promulgated by the SEC.

(2)

In a Schedule 13G/A filed February 12, 2019, Montel Williams Enterprises, Inc. (“MWE”) disclosed direct ownership of 1,381,434 shares. By virtue of his control of MWE as its sole stockholder and sole director, Montel Williams is deemed to beneficially own such 1,381,434 shares.

(3)

Includes 2,495,747 shares of common stock and 204,081 shares of common stock issuable upon the exercise of warrants. Dr. Lam Kong is the sole officer and director of each A&B (HK) Company Limited (“A&B”) and A&B Brother Limited (“A&B BVI”). The business address of A&B BVI is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands. The business address of Dr. Lam Kong is Unit 2106, 21/F, Island Place Tower, 510 King's Road, North Point, Hong Kong.

(4)	Includes 677,888 shares of common stock, 735,729 shares of common stock issuable upon the exercise of stock options and 30,528 shares of common stock issuable upon the exercise of warrants.
(5)	Includes 25,860 shares of common stock, 351,667 shares of common stock issuable upon the exercise of stock options and 20,838 shares of common stock issuable upon the exercise of warrants.
(6)	Includes 3,346 shares of common stock, 43,149 shares of common stock issuable upon the exercise of stock options and 3,346 shares of common stock issuable upon the exercise of warrants.

(7)	Represents shares of common stock issuable upon the exercise of stock options.
(8)	Includes 2,500 shares of common stock and 60,203 shares of common stock issuable upon the exercise of stock options.
(9)	Includes 829,545 shares of common stock and 99,206 shares of common stock issuable upon the exercise of stock options.
(10)	Includes 84,530 shares of common stock, 53,165 shares of common stock issuable upon the exercise of stock options and 76,530 shares of common stock issuable upon the exercise of warrants.
(11)

Includes 302,673 shares of common stock and 85,070 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners, L.P. (“MLP”), 66,283 shares of common stock and 19,317 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Partners I, L.P. (“MLP I”), 161,154 shares of common stock and 48,663 shares of common stock issuable upon the exercise of warrants held by Maple Leaf Discovery I, L.P. (“MLD I”), 12,426 shares .of common stock and 4,567 shares of common stock issuable upon exercise of warrants held by Maple Leaf Offshore, Ltd. (“MLO”), 20,000 shares on common stock held directly by Mr. Andreeff and 22,984 shares of common stock issuable upon the exercise of stock options held directly by Mr. Andreeff. Mr. Andreeff is the managing member of Maple Leaf Capital I, LLC, the general partner of MLP, MLP I and MLD I, and as such may be deemed to beneficially own the securities held by MLP, MLP I and MLD I. Mr. Andreeff is also the president of the managing member of Andreeff Equity Advisors, LLC, the investment manager of MLO and as such may be deemed to beneficially own the securities held by MLO.

(12)	Includes 2,889,608 shares of common stock, 1,667,960 shares of common stock issuable upon the exercise of stock options and 288,859 shares of common stock issuable upon the exercise of warrants.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except two reports covering two transactions were filed late by Mr. Sackier and Mr. Tyler, and A&B failed to file one report covering one transaction.

Executive Compensation

We are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under the scaled reporting rules applicable to emerging growth companies, the compensation we paid to our Named Executive Officers for 2017 and 2018.

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last two completed fiscal years by our chief executive officer and our two next most highly compensated executive officers during 2018 who were serving as executive officers as of December 31, 2018. We refer to these persons as our “Named Executive Officers” elsewhere in this proxy statement. Ms. Laux commenced service with us in 2018.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Philippe Deschamps Chief Executive Officer(3)	2018	424,320	721,318(4)	235,664	13,458	1,394,760
	2017	411,333	1,168,031(5)	99,840	17,956	1,697,160
Joyce LaViscount Chief Financial Officer and Chief Operating Officer	2018	342,720	607,425(4)	138,432	8,234	1,096,811
	2017	325,500	934,424(5)	67,200	12,000	1,339,124
Jennifer Laux Chief Commercialization Officer	2018	153,333	1,024,200	48,000	5,267	1,230,800

(1)

The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 4 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)	Represents matching contributions to the Company’s 401(k) savings plan.
(3)	Mr. Deschamps is also a member of our Board of Directors, but did not receive any additional compensation in his capacity as a director.
(4)

The grant date fair value was denominated in Canadian dollars and translated into U.S. dollars from Canadian dollars based on the closing exchange rate from the Bank of Canada of USD$1.00 = CAD$1.2876 on May 15, 2018, based on an option exercise price of CAD$14.15.

(5)

The grant date fair value was denominated in Canadian dollars and translated into U.S. dollars from Canadian dollars based on the closing exchange rate from the Bank of Canada of USD$1.00 = CAD$1.3277 on April 17, 2017, based on an option exercise price of CAD$10.80.

Narrative Disclosure to Summary Compensation Table

The Company has retained Compensia as its compensation consultant. Compensia also advised the Compensation Committee on the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy. At the request of the Compensation Committee, Compensia provided competitive market data for similarly sized medical device companies for the purposes of determining our executive compensation. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. During the fiscal year ended December 31, 2018, our Compensation Committee recommended, and the Board approved the base salaries and target discretionary bonuses described below based on Compensia’s recommendations.

Prior to the establishment of a formal compensation committee in March 2018, our non-employee directors historically determined executive compensation, including our Chief Executive Officer’s compensation, and reviewed such compensation annually. The Compensation Committee now performs all duties relating to executive compensation and makes recommendations on such matters to the Board for final approval. The Compensation Committee intends to review compensation annually for all executive officers, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to the Company.

Annual Base Salary

We have entered into employment agreements with each of our Named Executive Officers that establish annual base salaries, which are reviewed periodically by our Compensation Committee, and recommended to the Board for final approval, in order to compensate our Named Executive Officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Annual Bonus

For the fiscal year ended December 31, 2018, our Named Executive Officers were entitled to annual bonuses calculated as a target percentage of their annual base salary based upon the Chief Executive Officer’s assessment of their performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion, and communicated to each officer. The target bonus for the Chief Executive Officer was based on the Compensation Committee’s assessment of his performance. The amounts of such bonuses were recommended by the Compensation Committee to the Board, and formally approved by the Board in March 2019 based on each executive’s and our performance in the fiscal year ended December 31, 2018.

Equity-Based Awards

Our equity-based incentive awards which are mainly comprised of stock options are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our non-employee directors have historically been responsible for approving equity grants. As described above, our Compensation Committee now has responsibility for recommending to the Board, for final approval, equity-based incentive awards to our Named Executive Officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In May 2018, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 95,000 shares of common stock to Mr. Deschamps and an option to purchase 80,000 shares of common stock to Ms. LaViscount pursuant to the 2016 Omnibus Incentive Plan (the “2016 Plan”) and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2016 Plan, and vests in equal monthly installments over the 48-month period following the grant date.

In May 2018, the Company’s Board of Directors authorized and approved the adoption of the 2018 Omnibus Incentive Plan (the “2018 Plan”), under which an aggregate of 5,356,114 shares may be issued. Pursuant to the terms of the 2018 Plan, the Company is authorized to grant stock options, as well as awards of stock appreciation rights, restricted stock, unrestricted shares, restricted stock units (“RSUs”), stock equivalent units and performance-based cash awards.  These awards may be granted to directors, officers, employees and eligible consultants. Vesting and the term of an option is determined at the discretion of the Board of Directors. Subsequent to the adoption of the 2018 Plan, the Company ceased granting awards under the 2016 Plan.

In July 2018, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 150,000 shares of common stock to Ms. Laux in connection with the commencement of her employment by the Company. This stock option has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with the 2018 Plan, and the shares vest over four years, with 25% of the shares vesting on July 9, 2019 and the remaining shares vesting monthly thereafter, subject to Ms. Laux’s continued service through each applicable vesting date.

In March 2019, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 160,000 shares of common stock to Mr. Deschamps and an option to purchase 100,000 shares of common stock to Ms. LaViscount pursuant to the 2018 Plan. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with our 2018 Plan, and vests in equal monthly installments over the 48-month period following the grant date.

Retirement Benefits and Other Compensation

Our Named Executive Officers do not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us. We match contributions made by our employees, including our Named Executive Officers, to the Company’s 401(k) savings plan. Our Named Executive Officers were eligible to participate in our employee benefits, including health insurance benefits, on the same basis as our other employees. We generally do not provide perquisites or personal benefits except in limited circumstances.

Employment Agreements and Payments Upon Termination or Change in Control

Philippe Deschamps

On June 13, 2014, we entered into an employment agreement with Philippe Deschamps to serve as our President and Chief Executive Officer. We amended the employment agreement on September 1, 2014. Pursuant to the employment agreement, Mr. Deschamps initially received a base salary at an annualized rate of $250,000, which was subsequently increased to $400,000 following the Company’s achievement of certain financing thresholds.  On April 17, 2017, the Board approved an increase of his base salary to $416,000. In addition to Mr. Deschamps’ base salary, he had the opportunity to receive a target annual bonus of 30% of the base salary, conditional upon, and subject to upward or downward adjustment based upon, achievements and individual goals to be established in good faith by the Board of Directors and Mr. Deschamps. On April 26, 2018, the Compensation Committee recommended to the Board, and the Board approved a 3% increase to Mr. Deschamps’ base salary to $428,480. On March 5, 2019, the Compensation Committee recommended to the Board and the Board approved, a 17% increase to Mr. Deschamps’ base salary to $501,000 effective March 31, 2019 and a target annual bonus of 55% of such salary.

If Mr. Deschamps is terminated without cause or if Mr. Deschamps resigns for good reason (each as defined in Mr. Deschamps’ employment agreement), Mr. Deschamps is entitled to an aggregate amount equal to the sum of his base salary and the earned portion of his annual bonus paid for the year preceding the year of his termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Joyce LaViscount

On October 19, 2015, we entered into an employment agreement with Joyce LaViscount to serve as our Chief Financial Officer and Chief Operating Officer. Pursuant to the employment agreement, Ms. LaViscount received a base salary at an annualized rate of $300,000 for her employment term, which is at-will. On April 17, 2017, the Board approved an increase of her base salary to $336,000. In addition to Ms. LaViscount’s base salary, she had the opportunity to receive a target annual bonus of 25% of the base salary, conditional upon, and subject to upward or downward adjustment based upon achievements and individual goals to be established in good faith by our Chief Executive Officer and Ms. LaViscount. On April 26, 2018, the Compensation Committee recommended to the Board, and the Board approved, a 3% increase to Ms. LaViscount’s base salary to $346,080. On March 5, 2019, the Compensation Committee recommended to the Board, and the Board approved, a 12% increase to Ms. LaViscount’s base salary to $387,000, effective March 31, 2019, and a target annual bonus of 40% of such salary.

If Ms. LaViscount is terminated without cause or if she resigns for good reason (each as defined in Ms. LaViscount’s employment agreement), Ms. LaViscount is entitled to an aggregate amount equal to the sum of her base salary and the earned portion of her annual bonus paid for the year of her termination, of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment.

Jennifer Laux

On July 9, 2018, we entered into an employment agreement with Jennifer Laux to serve as our Chief Commercialization Officer. Pursuant to the employment agreement, Ms. Laux received a base salary at an annualized rate of $320,000 for her employment term, which is at-will. In addition to Ms. Laux’s base salary, she shall have the opportunity to receive a target annual bonus of

30% of the base salary, conditional upon, and subject to upward or downward adjustment based upon, achievements and individual goals to be established in good faith by our Chief Executive Officer and Ms. Laux.

If Ms. Laux is terminated without cause, or if she resigns for good reason (each as defined in Ms. Laux’s employment agreement), Ms. Laux is entitled to an aggregate amount equal to the sum of his base salary and the earned portion of her annual bonus paid for the year of his termination of which such amount is to be paid in equal monthly installments during the twelve month period following such termination of employment. In addition, the vesting of any remaining unvested shares under Ms. Laux’s initial option grant will be accelerated in full as of the date of termination.

Outstanding Equity Awards at December 31, 2018

The following table sets forth certain information about equity awards granted to our Named Executive Officers that remain outstanding as of December 31, 2018:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Philippe Deschamps	360,000	0 (1)	2.80	6/18/2019
	300,000	0 (2)	5.36	7/13/2020
	50,000	150,000 (3)	8.13	4/17/2027
	13,854	81,146 (4)	10.99	5/15/2028
Joyce LaViscount	20,000	0 (5)	12.53	3/16/2020
	120,000	0 (2)	5.36	7/13/2020
	150,000	0 (6)	3.20	10/21/2020
	40,000	120,000 (3)	8.13	4/17/2027
	11,667	68,333 (4)	10.99	5/15/2028
Jennifer Laux	0	150,000 (7)	9.69	7/9/2028

(1)	This option was granted on June 19, 2014. All of the shares subject to the option have vested.
(2)	This option was granted on July 13, 2016. All of the shares subject to the option have vested.
(3)	This option was granted on April 17, 2017. The shares vest in equal monthly installments over 48 months from the date of grant.
(4)	This option was granted on May 15, 2018. The shares vest in equal monthly installments over 48 months from the date of grant.
(5)	This option was granted on March 16, 2015. All of the shares subject to the option have vested.
(6)	This option was granted on October 21, 2015. All of the shares subject to the option have vested.
(7)	The option was granted on July 9, 2018. 25% of the shares subject to the grant vest on July 9, 2019, and the remaining shares vest in equal monthly installments over the remaining 36 months.

Non-Employee Director Compensation

During the fiscal year ended December 31, 2018, we did not pay any cash fees to our non-employee directors for service on our Board. We have not adopted a non-employee director compensation policy; however, the Company’s management has engaged Compensia to determine the appropriate level of equity compensation for our non-employee directors, based on competitive market data for similarly sized medical device companies. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table shows for the fiscal year ended December 31, 2018 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Option Awards ($)	All Other Compensation ($)	Total ($)
Thomas E. Griffin (1)	107,431	--	107,431
Huaizheng Peng (2)	89,525	--	89,525
Mitchell E. Tyler (3)	89,525	32,581 (4)	122,106
Edward M. Straw (5)	89,525	--	89,525
Blane Walter (6)	107,431	--	107,431
Dane C. Andreeff(7)	107,431	--	107,431

(1)	Mr. Griffin held 55,000 shares of common stock underlying option grants at December 31, 2018.
(2)	Dr. Peng held 57,500 shares of common stock underlying option grants at December 31, 2018.
(3)	Mr. Tyler held 109,500 shares of common stock underlying option grants at December 31, 2018.
(4)	This amount represents cash consulting fees paid to Mr. Tyler, in connection with consulting services for the development of the PoNS device.
(5)	Vice Admiral (Retired) Straw held 72,500 shares of common stock underlying option grants at December 31, 2018.
(6)	Mr. Walter held 65,000 shares of common stock underlying option grants at December 31, 2018.
(7)	Mr. Andreeff held 35,000 shares of common stock underlying option grants at December 31, 2018.

In May 2018, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 15,000 shares of common stock to each of Messrs. Andreeff and Griffin, and an option to purchase 12,500 shares of common stock to each of Messrs. Tyler and Walter, Dr. Peng and Vice Admiral (Retired) Straw, in each case pursuant to the 2016 Plan and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with the 2016 Plan, and vests in equal monthly installments over the 12-month period following the grant date.

In March 2019, our Compensation Committee recommended, and our Board approved, the grant of an option to purchase 18,990 shares of common stock to Mr. Walter, an option to purchase 18,891 shares of common stock to Mr. Griffin, an option to purchase 17,901 shares of common stock to Mr. Andreeff, an option to purchase 16,218 shares of common stock to Vice Admiral (Retired) Straw, an option to purchase 15,525 shares of common stock to Dr. Peng and an option to purchase 14,733 shares of common stock to Mr. Tyler, in each case pursuant to the 2018 Plan and a stock option agreement. Each of these stock options has an exercise price equal to the fair market value of a share of common stock as of the grant date, as determined in accordance with the 2018 Plan, and vests in equal monthly installments over the 12-month period following the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2018.

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)(a)(c)
Equity compensation plans approved by security holders	3,309,013	(1)	$7.14(2)	4,775,711(3)
Equity compensation plans not approved by security holders	—		$—	—
Total	3,309,013		$7.14	4,775,711

(1)

Consists of 3,308,049 shares issuable upon exercise of outstanding options and 964 shares issuable upon settlement of RSUs under the 2018 Plan, the 2016 Plan and the Helius Medical Technologies, Inc. June 2014 Stock Incentive Plan.

(2)	Does not take into account RSUs, which have no exercise price.
(3)	Consists of shares available under the 2018 Plan.

Transactions With Related Persons

Related-Person Transactions Policy and Procedures

The Board has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as the Company qualifies as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Consulting Agreement with Montel Media, Inc.

In April 2016, we entered into a consulting agreement with Montel Media, Inc. (“Montel Media”), pursuant to which Montel Media provides consulting services for the promotion of our clinical trials and ongoing media and marketing strategies. Under the agreement, Montel Media receives $15,000 per month. We paid Montel Media $45,000 and $0.2 million for the years ended December 31, 2018 and 2017, respectively, pursuant to the consulting agreement. Montel Media is owned by Montel Williams, a beneficial holder of greater than 5% of our common stock. This consulting agreement was terminated in February 2018.

Consulting Agreement with Clinvue LLC

Our Chief Medical Officer, Jonathan Sackier, is a founding member of Clinvue LLC, which provides regulatory advisory services for the Company. We paid Clinvue LLC approximately $0.1 million for consulting services in each of the years ended December 31, 2018 and 2017.

December 2017 Private Placement

In December 2017, we issued 646,016 units in a multi-tranche private placement. Certain of our executive officers and directors, as well as a beneficial holder of greater than 5% of our common stock subscribed in the private placement. Each unit consisted of one share of our common stock and one share purchase warrant, with a purchase price of $9.80 per unit. Each warrant entitles the holder to acquire one additional share of common stock for a period of 36 months following the closing of the private placement at an exercise price of $12.25 per share. The following table sets forth the aggregate number of units subscribed for by our related parties:

	Units Purchased		Subscription Amount
A&B (HK) Company Ltd.	204,081		$2,000,000
Blane Walter	76,530		750,000
Dane C. Andreeff	51,019	(1)	500,000
Philippe Deschamps	25,510		250,000
Joyce LaViscount	15,816		155,000

(1)	Represents 28,205 units held by Maple MLP, 6,185 units held by MLP I, and 16,629 units held by MLD I.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Amended and Restated Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Helius Medical Technologies, Inc. stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Helius Medical Technologies, Inc. Direct your written request to Helius Medical Technologies, Inc., Attention: Diane Carman, Chief Financial Officer, 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940, or contact Diane Carman at (215) 431-3296. Stockholders who currently receive multiple sets of Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Diane Carman

Secretary

May 3, 2019

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Corporate Secretary, Helius Medical Technology, Inc., 642 Newtown Yardley Road, Suite 100, Newtown, Pennsylvania 18940.

helius medical technologies, inc. computershare 8th floor, 100 university avenue toronto, ontario m5j2y1 www.computershare.com hluq 000001 sam sample 123 samples street sampletown ss x9x x9x canada security class class a common holder account number c9999999999 ind *s000001q01*fold form of proxy - annual meeting to be held on wednesday, june 12, 2019 this form of proxy is solicited by and on behalf of management. notes to proxy 1. every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. if you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).2. if the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. if you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. this proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. if this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the holder.5. the securities represented by this proxy will be voted as directed by the holder. however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by management. 6. the securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. this proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of annual meeting of stockholders or other matters that may properly come before the meeting or any adjournment or postponement thereof.8. this proxy should be read in conjunction with the accompanying documentation provided by management. proxies submitted must be received by 10:00 a.m. (eastern time) on monday, june 10, 2019. vote using the telephone or internet 24 hours a day 7 days a week! to vote using the telephone call the number listed below from a touch tone telephone.  1-866-732-vote (8683) toll free to vote using the internet go to the following web site: www.investorvote.com smartphone? scan the qr code to vote now. if you vote by telephone or the internet, do not mail back this proxy. voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. voting by mail or by internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy. instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. to vote by telephone or the internet, you will need to provide your control number listed below. control number    23456 78901 23456 hluq_prx_292943/000001/000001/i

sam sample c9999999999 *c9999999999* *c9999999999* ind c02 appointment of proxyholder i/we being holder(s) of helius medical technologies, inc. hereby appoint(s): philippe deschamps, or failing him, diane carman, or print the name of the person you are appointing if this person is someone other than the chairman of the meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the annual meeting of shareholders of helius medical technologies, inc. to be held at 642 newtown yardley road, suite 100, newtown, pennsylvania 18940, on wednesday, june 12, 2019 at 10:00 a.m. (eastern time) and at any adjournment or postponement thereof. voting recommendations are indicated by highlighted text over the boxes. 1. election of directors 01. philippe deschamps for withhold 02. dane c. andreeff  05. edward m. straw for withhold 03. thomas e. griffin 06. mitchell e. tyler for withhold fold 07. blane walter for against abstain 2. appointment of auditors ratification of the selection of bdo usa, llp as the company's independent registered public accounting firm for the fiscal year ending december 31, 2019. fold authorized signature(s) - this section must be completed for your instructions to be executed. i/we authorize you to act in accordance with my/our instructions set out above. i/we hereby revoke any proxy previously given with respect to the meeting. if no voting instructions are indicated above, this proxy will be voted as recommended by management. signature(s) date dd/mm/yy h  l  u  q 2  9  2  9  4 3 1  p i z a  r  0 9  9  9  9 9